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                                                                       EXHIBIT 5



                 [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P]





                                   July 3, 2001


MB-MidCity, Inc.
1200 North Ashland Avenue
Chicago, Illinois  60622

Members of the Board of Directors:

     We have acted as special counsel to MB-MidCity, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), up to 18,661,287 shares of the Company's common stock, par value $.01 per share (the "Shares"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of April 19, 2001 (the "Merger Agreement"), by and among MidCity Financial Corporation ("MidCity Financial"), MB Financial, Inc. ("MB Financial") and the Company.

     In connection with the rendering of the opinion set forth below, we have examined, are familiar with and to the extent we deemed appropriate we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Charter and Bylaws of the Company as currently in effect, (iii) the Merger Agreement, (iv) the resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and (v) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company, MB Financial, MidCity Financial or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

     In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. In rendering the opinion set forth below, we have assumed that such parties had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and

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MB-MidCity, Inc.

July 3, 2001
Page 2


certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, MB Financial, MidCity Financial and others.

     Our opinion is limited to applicable provisions of the Maryland General Corporation Law. We express no opinion with respect to the laws of any other jurisdiction.

     Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Shares will be, upon issuance by the Company, against payment therefor as set forth in the Merger Agreement, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the joint proxy statement-prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

                                       Very truly yours,



                                      /s/ Silver, Freedman & Taff, L.L.P.